                                                                    EXHIBIT 99.7

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Financial Statements of LecStar Corporation (formerly Corzon, Inc.) ("LecStar") and LecStar Communications Corporation ("LecStar Communications") give effect to the merger between LecStar and LecStar Communications under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of LecStar would actually have been if the merger had in fact occurred on January 1, 2000, nor do they purport to project the results of operations or financial position of LecStar for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments.

         These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between LecStar and LecStar Communications.

         The consolidated financial statements of LecStar for the year ended December 31, 2000, are derived from audited consolidated financial statements and are included in Form 10-KSB as filed by LecStar on April 2, 2001, with the Securities and Exchange Commission. The historical financial statements of LecStar Communications for the year ended December 31, 2000, are derived from certain audited financial statements contained in this amended Current Report on Form 8-K.

         You should read the financial information in this section along with LecStar's and LecStar Communications' historical consolidated financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.


                                     99.7-1

                  LECSTAR CORPORATION (FORMERLY CORZON, INC.)
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET WITH
                       LECSTAR COMMUNICATIONS CORPORATION
                                DECEMBER 31, 2000


LECSTAR                                                                               LECSTAR
                                                                    LECSTAR         CORPORATION
                                                                COMMUNICATIONS       (FORMERLY          PRO FORMA       PRO FORMA
                                                                 CORPORATION        CORZON, INC.)      ADJUSTMENTS       COMBINED
                                                             ----------------------------------------------------------------------
  ASSETS

  Cash and equivalents                                            $ 90,674            $ 81,357                $-           $172,031
  Certificate of deposit                                            55,000                   -                 -             55,000
  Accounts receivable, net of allowance for
       doubtful accounts of $12,568 and $0 at
       2000 and 1999 respectively                                  116,002                   -                 -            116,002
  Prepaid expenses and other current assets                        100,643              18,322                 -            118,965
                                                             ----------------------------------------------------------------------

                       TOTAL CURRENT ASSETS                        362,319              99,679                 -            461,998
                                                             ----------------------------------------------------------------------

  Long term investments                                            800,000                   -                 -            800,000
  Intangibles, net                                               1,444,110                   -                 -          1,444,110
  Property and equipment, net                                    4,555,065              55,107                 -          4,610,172
  Goodwill                                                                                            12,165,101(1)      12,165,101

  Restricted cash                                                   45,000                   -                 -             45,000
  Other assets                                                     148,276              87,133                 -            235,409
                                                             ----------------------------------------------------------------------
                        TOTAL  ASSETS                           $7,354,770           $ 241,919        12,165,101         19,761,790
                                                             ======================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                                                 708,681             308,189                 -          1,016,870
  Accrued expenses and taxes                                     1,780,431             153,242                 -          1,933,673
  Unearned revenue                                                  73,508                   -                 -             73,508
  Current portion of long-term debt and notes in default                 -           1,471,578                 -          1,471,578
  Current portion of notes payable                                 106,956             620,751                 -            727,707
  Current portion of capital lease obligations                     650,960                   -                 -            650,960

                                                             ----------------------------------------------------------------------
                      Total Current Liabilities                  3,320,536           2,553,760                 -          5,874,296
                                                             ----------------------------------------------------------------------

  Accounts payable                                                       -              42,089                 -             42,089
  Notes payable                                                    288,649                   -                 -            288,649
  Long-term portion of capital lease obligations                   997,624                   -                 -            997,624
  Convertible debentures                                                 -           4,553,652                 -          4,553,652

  STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred Stock                                                  789,250          11,724,910         (789,250)(3)      11,724,910
  Common stock                                                     247,756             875,244         (247,756)(3)       1,197,494
                                                                                                        322,250 (3)

  Deferred compensation                                           (431,080)           (132,723)          132,723(3)        (431,080)
  Additional paid in capital                                    18,117,766         (15,370,909)      (18,117,766)(3)     11,230,192
                                                                                                      26,601,101 (3)
  Other comprehensive                                                    -             (10,182)                -            (10,182)
  Creditor claim receivable received for stock                    (269,877)                  -           269,877 (3)              -
  Accumulated deficit                                          (15,705,854)         (3,993,922)        3,993,922 (3)    (15,705,854)

                                                             ----------------------------------------------------------------------
                       Total Stockholders' Equity
                         (Deficit)                               2,747,961          (6,907,582)       12,165,101          8,005,480
                                                             ----------------------------------------------------------------------

                       Total Liabilities and
                         Stockholders' Equity                   $7,354,770           $ 241,919      $ 12,165,101       $ 19,761,790
                                                           ========================================================================

                             See accompanying notes.


                                     99.7-2

                   LECSTAR CORPORATION (FORMERLY CORZON, INC.)
                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET WITH
                       LECSTAR COMMUNICATIONS CORPORATION
                                DECEMBER 31, 2000

                                                                  LEESTAR
                                               LEESTAR          CORPORATION
                                           COMMUNICATIONS        (FORMERLY        PRO FORMA           PRO FORMA
                                             CORPORATION        CORZON, INC.)    ADJUSTMENTS          COMBINED
                                             -----------        -------------    -----------          --------
Service revenues                              $1,847,988          $417,614        $        -        $ 2,265,602

Operating expenses:
  Cost of service revenues                     1,588,892           321,507                 -          1,910,399
  Selling, general and administrative          7,217,521         1,530,825                 -          8,748,346
  Depreciation and amortization                1,297,721                 -         6,082,551(4)       7,380,272
  Impairment of long-lived assets                      -           789,251                 -            789,251
                                             ------------------------------------------------------------------
  Total operating expenses                    10,104,134         2,641,583         6,082,551         18,828,268
                                             ------------------------------------------------------------------
  Operating loss                              (8,256,146)       (2,223,969)       (6,082,551)       (16,562,666)
  Interest expense                            (5,412,773)       (1,665,787)                -         (7,078,560)
  Other income                                     6,778                 -                 -              6,778
                                             ------------------------------------------------------------------
  Loss from continuing operations            (13,662,141)       (3,889,756)       (6,082,551)       (23,634,448)
                                             ------------------------------------------------------------------

  Extraordinary gain on forgiveness
   of debt                                             -           (31,201)                -            (31,201)
  Net loss                                   (13,662,141)       (3,858,555)       (6,082,551)       (23,603,247)
                                             ==================================================================

Loss per common share from continuing
  operations:
  Basic and diluted                            N/A                   (3.61)(5)       N/A                  (0.71)(2)

Weighted average shares outstanding:
  Basic and diluted                            N/A               1,078,927(5)        N/A             33,303,927(2)


                             See accompanying notes.


                                     99.7-3

                   LECSTAR CORPORATION (FORMERLY CORZON, INC.)

                        NOTES TO THE UNAUDITED PRO FORMA
                COMBINED WITH LECSTAR COMMUNICATIONS CORPORATION
                              FINANCIAL INFORMATION

         On January 25, 2001, LecStar Corporation (formerly Corzon, Inc.) ("LecStar") completed its acquisition of LecStar Communications Corporation (the "Company"). The Company was acquired in a stock-for-stock transaction in which the former shareholders of the Company now own approximately 89% of LecStar's common stock, assuming the conversion of the outstanding preferred securities. The transaction has been accounted for as a reverse acquisition whereby the total purchase price of the merger has been allocated on a preliminary basis to LecStar's assets and liabilities based on management's estimate of their fair values. Accordingly, total assets in the amount of $241,919 and total liabilities of $7,149,501 were recorded by the Company. The excess of the purchase price over the fair value of the net assets acquired, $12,165,101, has been allocated to goodwill.

         The adjustments to the unaudited pro forma combined financial statements for the year ended December 31, 2000 assume the merger occurred as of January 1, 2000 and are as follows:

         (1) To reflect the goodwill resulting from the merger. The goodwill is being amortized over two years.

         (2) Basic and diluted net loss per share have been adjusted to include LecStar Corporation's (formerly Corzon, Inc.) common stock as if the shares issued in the merger had been outstanding for the entire period presented. Stock options and warrants assumed in the mergers have not been included as their inclusion would be anti-dilutive.

         (3) The merger of LecStar Corporation (formerly Corzon, Inc.) and LecStar Communications Corporation has been accounted for as a reverse merger. These entries are made to record the issuance of the shares and to record the equity of the combined companies.

         (4) To reflect the amortization of the goodwill resulting from the merger, over a two-year period.

         (5) The basic and diluted net loss per share has been stated to include the effects of the 1:60 reverse stock split effective with the closing of the merger. The amounts previously reported in LecStar Corporation's (formerly Corzon, Inc.) Form 10-K were a basic and diluted net loss per share of $.09 with a weighted average number of shares outstanding of 64,735,630.


                                     99.7-4